SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 10/31/2006
FILE NUMBER 811-1424
SERIES NO.: 12



74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                                       87,710
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                       59,994
        Class C                                                       16,910
        Class R                                                        1,012
        Investor Class                                                30,886
        Institutional Class                                           11,937


74V.  1 Net asset value per share (to nearest cent)
        Class A                                                      $ 11.19
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                                      $ 10.63
        Class C                                                      $ 10.63
        Class R                                                      $ 11.10
        Investor Class                                               $ 11.25
        Institutional Class                                          $ 11.35